                                                                   Exhibit 10.61

                        RESOLUTIONS OF THE BOARD OF DIRECTORS
                                 OF LG&E ENERGY CORP.

               RE: AMENDMENT OF SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   DECEMBER 6, 1995

THE COMPANY DESIRES TO AMEND THE LG&E ENERGY CORP. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP") TO (I) AMEND THE DEFINITION OF AVERAGE MONTHLY COMPENSATION; (II) CLARIFY THE PROVISIONS REGARDING EMPLOYMENT OF A MEMBER;
(III) AMEND PROVISIONS REGARDING AMENDMENT AND TERMINATION OF THE SERP; (IV) ADD A NEW ARTICLE DEFINING "CHANGE IN CONTROL"; AND (V) ADD A NEW ARTICLE DEFINING "CLAIMS PROCEDURE". THE FOLLOWING RESOLUTIONS AUTHORIZE AND APPROVE THESE AMENDMENTS.

    WHEREAS, LG&E Energy Corp. (the "Company"), adopted the LG&E Energy Corp. Supplemental Executive Retirement Plan (hereinafter referred to as the "SERP") effective May 1, 1987; and

    WHEREAS, the Company reserved the right in Article VI of the SERP to amend the SERP by action of its Board of Directors; and

    WHEREAS, the Company is now desirous of amending the SERP to make certain substantive and technical changes therein.

    NOW, THEREFORE, BE IT RESOLVED, that the following sections of the SERP are amended, effective May 1, 1995, to read in their entirety as follows:

    "1.1 'Average Monthly Compensation' shall mean the average of Compensation as determined for the thirty-six (36) consecutive months preceding the Member's disability, Early or Normal Retirement Date that yield the highest average. If the Member has fewer than thirty-six (36) consecutive months of continuous employment, his Average Monthly Compensation shall be the average of Compensation for all consecutive months of continuous employment."

    "5.1 This Plan does not in any way obligate the Company or any subsidiary of the Company to continue the employment of a Member with the Company, nor does it limit the right of the Company or subsidiary at any time and for any reason to terminate the Member's employment. Termination of a Member's employment with the Company or any subsidiary for any reason, whether by action of the Company, the subsidiary, or the Member, shall immediately terminate his participation in the Plan and all future obligations of either party hereunder; provided, however, that if the Member has completed at least five (5) years of Service and reached at least age fifty (50), he shall be vested in his benefit earned hereunder, with such benefit to be payable no earlier than when the Member reaches age fifty-five (55). In no event shall the Plan, by its terms or implications, constitute an employment contract of any nature whatsoever between the Company or any subsidiary and a Member."

    "6.1 The Company reserves the right to terminate, amend, modify or supplement this Plan, wholly or partially, at any time; provided, however, that no amendment to the Plan shall retroactively reduce benefits earned prior to the effective date of the amendment."

    "6.2 In the event the Company terminates the Plan, no action will be taken to terminate any benefit payments to a Member or beneficiary that are in pay status. For those Members who are not receiving benefit payments under the Plan at the time of Plan termination, the Company shall determine the value of the retirement benefit accrued to date of termination and shall at that time determine the timing for providing such benefits to the Member. In the event of Plan termination, all Participants shall become fully vested in all benefits accrued to the date of Plan termination."

                                  "CHANGE IN CONTROL

    "12. For purposes of this Plan, a 'Change in Control' shall mean the occurrence of any of the following events.

              "(1) an acquisition (other than directly from the Company)
                   of any securities of the Company entitled generally to vote on the election of directors ('Voting Securities') by any 'Person' (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (the '1934 Act') immediately after which such Person has Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a 'Non-Control Acquisition' (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A 'Non-Control Acquisition' shall mean an acquisition by
                   (1) an employee benefit plan (or a trust forming a part thereof) maintained by (a) the Company or (b) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company, or (2) the Company or any subsidiary.

              "(2) the individuals who are members of the Board cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that if the election or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the incumbent Board; provided, further, however, that no individual shall be considered a member of the incumbent Board if such individual initially assumed office as a result of either an actual or threatened 'Election Contest' (as described in Rule 14a-11 promulgated under the 1934
                   Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a 'Proxy Contest') including by reason of an agreement intended to avoid or settle any Election Contest or Proxy Contest; or

              "(3) Approval by stockholders of the Company of (1) a
                   merger, consolidation or reorganization involving the Company, unless (i) the stockholders of the Company immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the 'Surviving Corporation') in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and (ii) the individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Corporation; (2) a complete liquidation or dissolution of the Company; or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary.)

                   "Notwithstanding the preceding clauses (1), (2) and
                   (3), a Change in Control shall not be deemed to occur solely because any Person (the 'Subject Person') acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

    "12.2 Upon the occurrence of a Change in Control, all Members of the Plan as of the date of the Change in Control shall immediately become fully vested."

                                  "CLAIMS PROCEDURE"

    "13.1 Benefits shall be paid in accordance with the provisions of the Plan. The Member, or a designated recipient or any other person claiming through the Member shall make a written request for benefits under the Plan. This written claim shall be mailed or delivered to the Committee. Such claim shall be reviewed by the Committee or its delegate.

    "13.2 If a claim is denied, in whole or in part, the Committee shall provide written notice within ninety (90) days setting forth the specific reasons for the denial, any additional material or information necessary to perfect the claim, an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

    "13.3 If the claim is denied and a review is desired, the Member or person claiming through him or on his behalf shall notify the Committee in writing within sixty (60) days. If the Committee has not responded to the initial claim within ninety (90) days, the claim shall be deemed to have been denied. In requesting a review, the Member or person claiming through him or on his behalf may request a review of the Plan document or other pertinent documents with respect to the employee benefit plan created hereunder, may submit written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

    "13.4 The decision on review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing, if one is held. The decision shall be written and shall state the specific reasons for the decision, including references to specific Plan provisions on which the decision is based."

    FURTHER RESOLVED, that the officers of the Company be and they are hereby authorized, directed and empowered to do any and all things and acts necessary or in their judgment advisable in order to carry out the tenor and effect of the foregoing resolutions.